UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 15, 2019

PACIFIC ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)
400 Capitol Mall, Suite 2060 Sacramento, California	95814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 5 to Credit Agreement and Term Note and Revolving Note

On July 15, 2019, Pacific Ethanol Pekin, LLC (“PE Pekin”), an indirect wholly-owned subsidiary of Pacific Ethanol, Inc. (the “Company”), Compeer Financial, PCA (the “Lender”) (as successor by merger to 1st Farm Credit Services, PCA) and CoBank, ACB (together with Lender, the “Lender Parties”) entered into Amendment No. 5 to Credit Agreement and Other Loan Documents (the “Pekin Amendment”) dated July 15, 2019, further amending that certain Credit Agreement dated December 15, 2016 by and among PE Pekin, 1st Farm Credit Services, PCA, as lender, and CoBank, as cash management provider and agent (the “Pekin Credit Agreement”).

Under the Pekin Amendment, the Lender Parties agreed to temporarily waive financial covenant violations, working capital maintenance violations and intercompany accounts receivable collections violations that occurred with respect to the Pekin Credit Agreement. The Lender Parties also agreed to defer the scheduled principal payments payable on February 20, 2019 and May 20, 2019 to November 15, 2019.

The waivers and principal deferral expire on November 15, 2019, or earlier in the case of an event of default, at which time the waivers will become permanent if Pacific Ethanol Central, LLC (“PE Central”), PE Pekin’s parent company, and a wholly-owned subsidiary of the Company, has made a contribution to PE Pekin in an amount equal to $30,000,000, minus the then-existing amount of PE Pekin’s working capital, plus the amount of any accounts receivable owed by PE Central to PE Pekin, plus $12,000,000 (the “PE Central Contribution Amount”). In addition, if the PE Central Contribution Amount is timely received, the Lender Parties agreed to waive PE Pekin’s debt service coverage ratio financial covenant for the year ended December 31, 2019. If the PE Central Contribution Amount is not timely made, then the temporary waivers will automatically expire.

PE Pekin is also required to pay all additional scheduled principal payments for the remainder of 2019 including, without limitation, the installment payable on August 20, 2019.

The Pekin Amendment additionally provides that PE Pekin shall not, and shall not permit any of its subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except that certain specifically enumerated dividends and distributions may be made under certain specific conditions as set forth in the Pekin Amendment.

The Pekin Amendment also contains customary representations and warranties and other customary terms and conditions.

Descriptions of the Pekin Credit Agreement are set forth in the Company’s Current Reports on Forms 8-K for December 15, 2016, August 7, 2017, March 30, 2018 and March 21, 2019 filed with the Securities and Exchange Commission on December 20, 2016, August 11, 2017, April 5, 2018 and March 27, 2019, respectively, and are incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2019, PE Pekin and the Lender Parties entered into the Pekin Amendment as described under Item 1.01 above and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

10.1	Amendment No. 5 to Credit Agreement dated July 15, 2019 by and among Pacific Ethanol Pekin, LLC, Compeer Financial, PCA and CoBank, ACB (*)
______________
(*)	Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2019	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel and Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description
10.1	Amendment No. 5 to Credit Agreement dated July 15, 2019 by and among Pacific Ethanol Pekin, LLC, Compeer Financial, PCA and CoBank, ACB (*)

4